                                                              EXHIBIT (H)(13)(B)

                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

         This AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT (this "Amendment"), dated and effective as of June 3, 2013, is by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products;

         WHEREAS, it is anticipated that American General Equity Services Corporation ("AGESC") will merge with and into SunAmerica Capital Services, Inc. ("SACS"), the surviving company and also an affiliate of USL, on or after June 28, 2013 (the "Merger"); and the parties desire to affirm and acknowledge that upon occurrence of such event, SACS will succeed AGESC as the underwriter for each Account with respect to the Variable Insurance Products, and to arrange that upon occurrence of such event, all references in the Participation Agreement to AGESC (or to any predecessor thereof) be replaced with references to SACS; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain other respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:

         (a) All references in the Participation Agreement to the National Association of Securities Dealers, Inc. and to the NASD are replaced with references to the Financial Industry Regulatory Authority, Inc. and FINRA, respectively.

         (b) The fifth Whereas clause in the recitals of the Participation Agreement is deleted and replaced in its entirety with the following:

                  "WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable life insurance policies and/or variable annuity contracts (the "Variable Insurance Products"), which Accounts and Variable Insurance Products are registered under the 1940 Act and the 1933 Act, respectively; and"

         (c) The following is added to the recitals of the Participation Agreement as a new ninth Whereas clause:

                  "WHEREAS, the Company and the Sponsor have entered into an Electronic Trading Agreement dated June 3, 2013 (the "Electronic Trading Agreement") which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;"

         (d) Section 1.1 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

                  "1.1     The Sponsor and the Distributor agree to sell to the
         Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders, in accordance with the Electronic Trading Agreement."

         (e) Section 1.2 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

                  "1.2     Intentionally omitted.

         (f) Section 1.6 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

                  "1.6 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by an Account, in accordance with the Electronic Trading Agreement. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund's prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations."

         (g) Section 1.8 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

                  "1.8     Intentionally omitted."

         (h) Section 1.9 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

                  "1.9     Intentionally omitted."

         (i) Sections 1.12, 1.13, and 1.14 of Article I of the Participation Agreement are each deleted in their entirety.

         (j)      The following is added to the Participation Agreement as a new
Section 2.13(d):

                  "(d)     The number of Portfolios of the Fund available for
         investment by the Accounts will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts in any Variable Insurance Product that is a variable annuity."

         (k) The following is added to the end of Section 4.1 of the Participation Agreement as an additional sentence:

         "In connection with the identification of the Portfolios in any such material, the use of the Sponsor's name or identification of the Portfolios shall be given no greater prominence than any other mutual fund or portfolio selection offered in a Variable Insurance Product that is a variable annuity."

         (l) Schedule A to the Participation Agreement is hereby replaced with Schedule A attached to this Amendment.

         (m) Schedule B to the Participation Agreement is hereby replaced with Schedule B attached to this Amendment.

         (n) Schedules C and D to the Participation Agreement are hereby deleted.

         (o) All references in the Participation Agreement to AGESC (or to any predecessor thereof) shall be replaced with references to SACS. The parties hereto agree that such replacement shall be effective on the effective date of the Merger.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Participation Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND


By: ____________________________________

Name: ________________________

Title: ___________________________


THE VANGUARD GROUP, INC.

By: ____________________________________

Name: _________________________________

Title: __________________________


VANGUARD MARKETING CORPORATION

By: ____________________________________

Name: ________________________

Title: _________________


THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By: ____________________________________

Name: _________________________________

Title: __________________________________

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                   (UPDATED AND EFFECTIVE AS OF JUNE 3, 2013)

-----------------------------------------------------------------------------------------
NAME OF SEPARATE ACCOUNT       CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------       ------------------------------------

-----------------------------------------------------------------------------------------
Separate Account USL VL-R      Platinum Investor VUL
(August 8, 1997)               Platinum Investor Survivor VUL (effective 10/1/2001)
                               Platinum Investor PLUS (effective 9/5/2003)
                               Platinum Investor Survivor II VUL (effective July 1, 2004)
                               Platinum Investor VIP VUL (effective 1/2/2007)
                               Protection Advantage Select VUL (effective 7/1/2008)
                               Income Advantage Select VUL (effective September 15,
                               2008)
-----------------------------------------------------------------------------------------
Separate Account USL VA-R      Platinum Investor Immediate VA (effective 9/5/2003)
(August 8, 1997)
-----------------------------------------------------------------------------------------
Separate Account USL B         Executive Advantage VUL (effective January 1, 2013)
(June 5, 1986)
-----------------------------------------------------------------------------------------

                            [Signature page follows.]

This Schedule A to the Participation Agreement dated October 2, 2000 by and among the parties identified below is updated and effective as of June 3, 2013, and replaces all prior versions of this Schedule.

This Schedule A may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Schedule A shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Schedule A, including the signature pages hereto, shall be deemed an original.


VANGUARD VARIABLE INSURANCE FUND        THE VANGUARD GROUP, INC.


BY: ____________________________        BY: _________________________________

NAME:                                   NAME:  _______________________________

TITLE:                                  TITLE:



VANGUARD MARKETING CORPORATION          THE UNITED STATES LIFE INSURANCE
                                        COMPANY IN THE CITY OF NEW YORK


BY: ____________________________        BY: _________________________________

NAME:                                   NAME:  _______________________________

TITLE:                                  TITLE:  _____________________________

                                   SCHEDULE B

                                   PORTFOLIOS

                   (UPDATED AND EFFECTIVE AS OF JUNE 3, 2013)

         The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(d) hereof:

                  Money Market Portfolio
                  Total Bond Market Index Portfolio
                  High-Yield Bond Portfolio
                  Short-Term Investment Grade Portfolio
                  Balanced Portfolio
                  Diversified Value Portfolio
                  Equity Income Portfolio
                  Equity Index Portfolio
                  Growth Portfolio
                  Mid-Cap Index Portfolio
                  REIT Index Portfolio
                  Small Company Growth Portfolio
                  International Portfolio
                  Total Stock Market Index Portfolio
                  Capital Growth Portfolio
                  Conservative Allocation Portfolio
                  Moderate Allocation Portfolio

                            [Signature page follows.]

This Schedule B to the Participation Agreement dated October 2, 2000 by and among the parties identified below is updated and effective as of June 3, 2013, and replaces all prior versions of this Schedule.

This Schedule B may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Schedule B shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Schedule B, including the signature pages hereto, shall be deemed an original.


VANGUARD VARIABLE INSURANCE FUND        THE VANGUARD GROUP, INC.


BY: ____________________________        BY: _________________________________

NAME:                                   NAME:  _______________________________

TITLE:                                  TITLE:


VANGUARD MARKETING CORPORATION          THE UNITED STATES LIFE INSURANCE
                                        COMPANY IN THE CITY OF NEW YORK


BY: ____________________________        BY: _________________________________

NAME:                                   NAME:  _______________________________

TITLE:                                  TITLE:  _____________________________